Registration No. 333-61526



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 9133



                               SPRINT CORPORATION
             (Exact name of registrant as specified in its charter)

             Kansas                                     48-0457967
   (State or other jurisdiction                      (I.R.S. Employer
 of incorporation or organization)                  Identification No.)

               Post Office Box 11315, Kansas City, Missouri 64112
                    (Address of principal executive offices)


                         SPRINT RETIREMENT SAVINGS PLAN
                            (Full title of the Plan)


                                 THOMAS A. GERKE
       Vice President, Corporate Secretary and Associate General Counsel
                                 P.O. Box 11315
                           Kansas City, Missouri 64112
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (913) 794-1513

     This Registration Statement as originally filed related to the offering of 2,500,000 shares of PCS Common Stock issuable under the Sprint Retirement Savings Plan. All of the shares of PCS Common Stock covered by the Registration Statement have been issued.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 28th day of May, 2002.

                           SPRINT CORPORATION


                           By:          /s/ A.B. Krause
                              (A.B. Krause, Executive Vice President)


      Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                    Title                                   Date

                       Chairman of the Board and      )
                       Chief Executive Officer        )
W.T. ESREY*            (Principal Executive Officer)  )
                                                      )
                       Executive Vice President       )
                       - Chief Financial Officer      )
/s/ A.B. Krause        (Principal Financial Officer)  )
(A.B. Krause)                                         )
                                                      )
                       Senior Vice President and      )
                       Controller                     )
J.P. MEYER*            (Principal Accounting Officer) )
                                                      )  May 28, 2002
                                                      )
DUBOSE AUSLEY*         Director                       )
                                                      )
                                                      )
I.O. HOCKADAY, JR.*    Director                       )
                                                      )
                                                      )
R.T. LEMAY*            Director                       )
                                                      )
                                                      )
L.K. LORIMER*          Director                       )

                                                      )
                                                      )
C.E. RICE*             Director                       )
                                                      )
                                                      )
LOUIS W. SMITH*        Director                       )  May 28, 2002
                                                      )
                                                      )
STEWART TURLEY*        Director                       )





     /s/ A.B. Krause
*(Signed by A.B. Krause, Attorney-in-Fact,
pursuant to Power of Attorney filed with
this Registration Statement No. 333-61526)

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Savings Plan Committee has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 28th day of May, 2002.

                           SPRINT RETIREMENT SAVINGS PLAN



                           By:          /s/ B. Watson
                                        I.B. Watson
                              Savings Plan Committee Member